Exhibit 23(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Office Depot, Inc. on Form S-4 of our reports dated February 15, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Office Depot, Inc. and Subsidiaries for the year ended December 30, 2000, and to the reference to us under the heading "Experts" in such Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Miami, Florida
August 15, 2001